Exhibit 10.7

Final Form

OPTION AGREEMENT

This Option Agreement (this “Agreement”) is made as of September 19, 2021, by and between CGC Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”), and [INVESTOR NAME] (the “Investor”).

WHEREAS, the Company (as defined below) and the Target Companies (as defined below) intend to enter into that certain business combination (the “Transaction”), pursuant to the Business Combination Agreement, dated as of September 19, 2021, by and among Cartesian Growth Corporation, an exempted company limited by shares incorporated under the laws of the Cayman Islands (whose name is expected to change to Alvarium Tiedemann Capital, Inc. and whose jurisdiction of registration will be changed from the Cayman Islands to the State of Delaware pursuant to a domestication upon the closing of the Transaction) (the “Company”), Rook MS LLC, a Delaware limited liability company (“Umbrella Merger Sub”), Tiedemann Wealth Management Holdings, LLC, a Delaware limited liability company (“TWMH”), TIG Trinity GP, LLC, a Delaware limited liability company (“TIG GP”), TIG Trinity Management, LLC, a Delaware limited liability company (“TIG MGMT” and, together with TIG GP, the “TIG Entities”), Alvarium Investments Limited, an English private limited company (“Alvarium” and, together with TWMH and the TIG Entities, the “Target Companies” each a “Target Company”), and Alvarium Tiedemann Capital, LLC, a Delaware limited liability company (“Umbrella”);

WHEREAS, in connection with the transactions contemplated hereby and in consideration of the Investor’s performance of the obligations described in the Subscription Agreement attached as Exhibit A hereto, dated as of September 19, 2021, between the Company and the Investor (the “Subscription Agreement”), pursuant to which the Investor has subscribed for [PIPE SHARES] shares of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), the Sponsor has agreed to grant to the Investor an option to acquire, during the Exercise Period (as defined below), [OPTION SHARES] shares of Class A Common Stock to be held by the Sponsor (the “Option Shares”) pursuant to, and in accordance with, the terms and conditions hereunder.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Option to Acquire the Option Shares.

(a) Upon the terms and subject to the conditions set forth in this Agreement, commencing on the closing date of the Transaction (the “Closing Date”), the Investor shall have an option (the “Option”) to acquire the Option Shares from the Sponsor at a purchase price of $11.50 per Option Share (the “Purchase Price”). The Purchase Price shall automatically be adjusted on the same terms and subject to the same conditions if the exercise price of the warrants (the “Warrants”) issued pursuant to that certain Warrant Agreement, dated as of February 23, 2021, by and between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”), is adjusted.

(b) The Option may be exercised by delivery of written notice by the Investor to the Sponsor (the “Exercise Notice”) only during the period (the “Exercise Period”) (i) commencing immediately after the Closing Date and (ii) terminating at the earlier to occur of (A) 5:00 p.m., New York City time on the date that is five years after the Closing Date and (B) the liquidation of the Company in accordance with the Company’s certificate of incorporation, which certificate, if approved by the Company’s shareholders, would take effect upon the Closing Date (such earlier time, the “Expiration Date”). If the Option is not exercised on or before the Expiration Date, it shall become void, and all rights hereunder in respect of the Option shall cease, at 5:00 p.m. New York City time on the Expiration Date. The Expiration Date shall automatically be adjusted on the same terms and subject to the same conditions if the expiration date of the Warrants is adjusted. The Exercise Notice shall be executed by the Investor, shall be irrevocable, and shall specify (i) that the Investor wishes to exercise the Option and (ii) the proposed date of the closing of the Investor’s acquisition of the Option Shares (the “Option Closing Date”), which such proposed date shall be a Business Day not less than 10 Business Days following the delivery of the Exercise Notice (or such earlier time as the Sponsor and the Investor may agree).

(c) On the Option Closing Date, the Sponsor shall deliver (or cause the delivery of) the Option Shares to the Investor or a custodian designated by the Investor, or, to the extent reasonably practicable, in book entry (electronic) form. The Sponsor and the Investor shall cooperate to the fullest extent reasonably requested by the other party (including by executing such documents and providing such information) as may be necessary to effect the delivery, transfer and assignment of the Option Shares.

(d) The Option may be cancelled, at the option of the Sponsor, at any time from the second anniversary of the Closing Date until the Expiration Date, upon no less than 30 days’ notice to the Investor, at a price of $0.01 per Option Share (“Cancellation Price”) if the last sales price of the Class A common stock of the Company reported has been at least $23.00 per share on each of 20 trading days within any 30 trading-day period commencing once the Option becomes exercisable and ending on the third trading day prior to the date on which notice of cancellation is given. In the event the Sponsor shall elect to cancel the Option pursuant to this Section 1(d), the Sponsor shall fix a date for the cancellation (the “Cancellation Date”) and the Investor shall continue to have the right to exercise the Option for cash until the day prior to the Cancellation Date. On and after the Cancellation Date, the Investor shall have no further rights except to receive the Cancellation Price.

(e) The Option does not entitle the Investor to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

(f) The Investor hereby acknowledges that the Option Shares are subject to the lock-up created by that certain Letter Agreement, dated as of February 23, 2021, between the Company and the Sponsor (as amended, restated, supplemented or modified from time to time, including by the Registration Rights and Lock-up Agreement to be entered into concurrently with the consummation of the Transaction, the “Lock-up Agreement”) and, upon the transfer of the Option Shares from the Sponsor to the Investor (and only to the extent such transfer occurs prior to the expiration of the Lock-up Period (as defined below)), the Investor shall enter into a written agreement with the Company, in the form of Exhibit B attached hereto, agreeing to be bound by the terms set forth in the Lock-up Agreement. For the purposes of this Agreement, the “Lock-up Period” means the period beginning on the Closing Date and ending on the earlier to occur of (A) one year after the date of the Closing Date or (B) such time, at least 150 days after the Closing Date, that the closing price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period.

(g) The Investor shall not sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of the Option or any portion thereof, other than (i) to (A) the Company’s officers or directors, (B) any affiliates or family members of the Company’s officers or directors, (C) any officers, directors or employees or direct or indirect partners, members or equity holders of the Investor, or any related investment funds or vehicles controlled or managed by such persons or entities or their respective affiliates, or (D) any other party subject to the lock-up restrictions contained in the Lock-up Agreement (each, a “Lock-up Party”) or any direct or indirect partners, members or equity holders of such other Lock-up Party, any affiliates of such other Lock-up Party or any related investment funds or vehicles controlled or managed by such persons or entities or their respective affiliates, (ii) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person or entity, or to a charitable organization, (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual, (iv) in the case of an individual, pursuant to a qualified domestic relations order, (v) in the case of a trust, by distribution to one or more of the permissible beneficiaries of such trust, (vi) to the partners, members or equity holders of such Lock-up Party by virtue of the Lock-up Party’s organizational documents, as amended, upon dissolution of the Lock-up Party, or (vii) to the Company; provided, that prior to the exercise of the Option by any such transferee (and only to the extent such exercise occurs prior to the expiration of the Lock-up Period), the transferee shall enter into a written agreement with the Company, in the form of Exhibit B attached hereto, agreeing to be bound by the terms set forth in the Lock-up Agreement.

(h) The Sponsor shall not, prior to the Expiration Date or the earlier termination of this Agreement pursuant to its terms, sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of the Option Shares or any portion thereof. The Option Shares shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to shares of the Company’s common stock occurring on or after the Closing Date.

(i) For the purposes of this Agreement, a “Business Day” means any day, except Saturday or Sunday, on which banks are not required or authorized to close in New York, New York or London, England.

2. Termination. In the event that the closing of the Transaction does not occur for any reason, this Agreement shall be terminated with no further force or effect.

3. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Agreement.

4. Sponsor Representations and Warranties. The Sponsor represents and warrants to the Investor that:

(a) This Agreement has been duly authorized, validly executed and delivered by the Sponsor and, assuming that this Agreement constitutes the valid and binding obligation of the Investor, is the valid and binding obligation of the Sponsor and is enforceable against the Sponsor in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

(b) As of the date hereof, the Sponsor is the record and beneficial owner of the [OPTION SHARES] Class A ordinary shares of the Company, par value $0.0001 per share (“Class A Ordinary Shares”), which shares shall convert into shares of Class A Common Stock of the Company following the transactions contemplated by the Business Combination Agreement and shall constitute the Option Shares on the Closing Date, and holds good and valid title to such Class A Ordinary Shares, free and clear of any liens or encumbrances.

5. Investor Representations and Warranties. The Investor represents and warrants to the Sponsor that:

(a) This Agreement has been duly authorized, validly executed and delivered by the Investor and, assuming that this Agreement constitutes the valid and binding obligation of the Sponsor, is the valid and binding obligation of the Investor and is enforceable against the Investor in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

(b) The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List.

6. Miscellaneous.

(a) Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

if to the Sponsor, to:

CGC Sponsor LLC
505 Fifth Avenue, Suite 1500
New York, NY 10017
Attention: Peter Yu
Email: peter@cartesiancapital.com

with a copy (which copy shall not constitute notice) to:

Greenberg Traurig, LLP

MetLife Building

200 Park Avenue

New York, NY 10166

Attention: Alan I. Annex

   Adam Namoury

Email: annexa@gtlaw.com
            namourya@gtlaw.com

if to the Investor, to the address set forth in the Subscription Agreement.

(b) Neither this Agreement nor any rights that may accrue to the undersigned hereunder may be transferred or assigned.

(c) This Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

(d) This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(e) Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(f) If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(g) This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(h) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(i) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(j) Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any New York State court or Federal court of the United States of America sitting in New York City in the Borough of Manhattan (the “Chosen Courts”), in connection with any matter based upon or arising out of this Agreement. Each party hereof hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum, or (v) the venue of such legal proceeding is improper. Each party hereof hereby consents to service of process in any such proceeding in any manner permitted by New York law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6(a) and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 6(j), a party hereof may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HEREOF WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. FURTHERMORE, NO PARTY HEREOF SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date set forth above.

INVESTOR:

[__]

By:
Name:
Title:

CGC SPONSOR LLC
By:
Name:
Title:

Exhibit A

Subscription Agreement

See attached.

Exhibit B

REGISTRATION RIGHTS AND LOCK-UP AGREEMENT JOINDER

The undersigned is executing and delivering this joinder (this “Joinder”) pursuant to the Registration Rights and Lock-up Agreement, dated as of [__], 202[_] (as the same may hereafter be amended, the “Registration Rights Agreement”), among Cartesian Growth Corporation, a Delaware corporation (the “Company”), and the other persons or entities named as parties therein. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Registration Rights Agreement.

By executing and delivering this Joinder to the Company, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s Common Stock shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein.

Accordingly, the undersigned has executed and delivered this Joinder as of the __________ day of __________, 20__.

Signature of Stockholder

Print Name of Stockholder
Its:

Address:

Agreed and Accepted as of
____________, 20__

[X]

By:
Name:
Its: